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                                                                   EXHIBIT 23.17

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 17, 1997, except for Note 7, as to which the date is November 25, 1997, on our audit of the financial statements of Royal Palace Hotel Associates included in the Current Report on Form 8-K of Patriot Hospitality, Inc. and Patriot American Operating Company dated
December 10, 1997.

                         /s/ Coopers & Lybrand L.L.P.

Tampa, Florida
April 20, 1998

                                     II-23